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                                                                       Exhibit j

                        Consent of Independent Auditors

The Board of Trustees and Shareholders
Domini Institutional Social Equity Fund and Domini Social Index Portfolio

We consent to the use of our reports for the Domini Institutional Social Equity Fund and the Domini Social Index Portfolio, both dated September 7, 2001, and incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                                              /s/ KPMG LLP

Boston, Massachusetts
November 29, 2001